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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
First State Bancorporation:

We consent to incorporation by reference in the registration statements (No. 333-17727) on Form S-3, and (No. 33-92056, No. 333-3048, No. 333-92795 and
No. 333-83132) on Form S-8 of First State Bancorporation of our report dated January 18, 2002, with respect to the consolidated balance sheets of First State Bancorporation and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001, annual report on Form 10-K of First State Bancorporation.

                                                  KPMG LLP

Albuquerque, New Mexico
March 27, 2002

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